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                                                                   EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-27931) and the related Prospectus of Uniphase Corporation for the registration of 665,568 shares of its common stock and to the incorporation by reference therein of our report dated July 30, 1997, with respect to the consolidated financial statements of Uniphase Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.






                                                /s/ Ernst and Young LLP




San Jose, California
October 9, 1997